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                                                             Exhibit 21.0
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                                   GARDNER DENVER MACHINERY INC.
                                      SCHEDULE OF SUBSIDIARIES
                                    YEAR ENDED DECEMBER 31, 1997

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                                                                        Name Subsidiary Uses
    Subsidiary Name                     Incorporation                    for Doing Business
    ---------------                     -------------                   --------------------
Gardner Denver International, Inc.        Delaware                Gardner Denver International, Inc.

Gardner Denver Export, Inc.               Barbados                Gardner Denver Export, Inc.

Gardner Denver Holdings Inc.              Delaware                Gardner Denver Holdings Inc.
                                                                  Lamson Corporation

TCM Investments, Inc.                     Oklahoma                TCM Investments, Inc.

Oy Tamrotor Ab                            Finland                 Oy Tamrotor Ab

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